Schedule E

                           Westfield Family of Funds



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                                             INSTITUTIONAL      INVESTOR CLASS
                                             CLASS SHARES           SHARES
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Westfield Capital Large Cap Growth Fund           X                   X
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Westfield Capital Dividend Growth Fund            X                   X
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